                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant     [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

         [ ]      Preliminary Proxy Statement

         [ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

         [X]      Definitive Proxy Statement

         [ ]      Definitive Additional Materials

         [ ]      Soliciting Material Pursuant to Rule 14a-11 or Rule 14a-12

                            T-3 ENERGY SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
         [X]      No fee required.
         [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.

                  (1) Title of each class of securities to which transaction applies:

                  (2) Aggregate number of securities to which transaction applies:

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  (4)      Proposed maximum aggregate value of transaction:

                  (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                  (1)      Amount previously paid:

                  (2)      Form, Schedule or Registration Statement no.:

                  (3)      Filing Party:

                  (4)      Date Filed:

                            T-3 ENERGY SERVICES, INC.
                       13111 NORTHWEST FREEWAY, SUITE 500
                              HOUSTON, TEXAS 77040

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 29, 2002

                                   ----------


Dear Stockholder:

         You are invited to attend the Annual Meeting of Stockholders of T-3 Energy Services, Inc. ("T-3" or the "Company"). The meeting will be held at the Crowne Plaza Hotel, 12801 Northwest Freeway, Regency Room, Houston, Texas 77040, at 10:00 a.m., Houston time, on Wednesday, May 29, 2002, to:

         1. Elect one Class I director to serve until the third Annual Meeting of Stockholders following this meeting;

         2. Consider and act upon a proposal to approve the T-3 Energy Services 2002 Stock Incentive Plan, which among other things, amends and restates the Company's 1998 Incentive Plan, the Company's 1994 Amended and Restated Incentive Stock Plan, and the stock option plan assumed in the merger completed in December 2001; and

         3. Consider and act upon such other business as may properly come before the meeting.

         A record of stockholders has been taken as of the close of business on April 11, 2002, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting. A stockholders' list will be available beginning May 17, 2002, and may be inspected during normal business hours before the annual meeting at the offices of the Company, 13111 Northwest Freeway, Suite 500, Houston, Texas 77040.

         Your participation in the Company's affairs is important. To ensure your representation if you do not expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed stamped envelope. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.


                                       Sincerely,




                                       MICHAEL T. MINO
                                       Vice President, Chief Financial Officer,
                                       Treasurer and Secretary




April 23, 2002

                            T-3 ENERGY SERVICES, INC.
                       13111 NORTHWEST FREEWAY, SUITE 500
                              HOUSTON, TEXAS 77040

                                   ----------

                                 PROXY STATEMENT

         We are mailing this proxy statement to stockholders on or about April 23, 2002, in connection with the solicitation of proxies by the Board of Directors of T-3 Energy Services, Inc. (the "Company" or "T-3") for use at the Annual Meeting of Stockholders to be held at the Crowne Plaza Hotel, 12801 Northwest Freeway, Regency Room, Houston, Texas 77040, at 10:00 a.m., Houston time, on May 29, 2002, and at any adjournments thereof (the "Annual Meeting"), to consider and vote on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

         All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting according to the directions on such proxies. If there is no direction indicated, the shares will be voted FOR: (i) the election of the nominee named in this proxy statement as a Class I Director to the Board of Directors; (ii) the approval of the T-3 Energy Services 2002 Stock Incentive Plan; and (iii) any other proposals as may properly come before the meeting. A stockholder may revoke a proxy by (a) delivering to us written notice of revocation, (b) delivering to us a signed proxy bearing a later date, or (c) voting in person at the Annual Meeting.

                                VOTING OF SHARES

         At the close of business on April 11, 2002, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"), there were issued, outstanding and entitled to vote 10,581,669 shares of our common stock, par value $.001 per share ("Common Stock"). A majority of the shares of Common Stock outstanding on the Record Date, represented in person or by proxy, is needed to constitute a quorum at the Annual Meeting. Each share of Common Stock is entitled to one vote on all questions requiring a stockholder vote at the Annual Meeting. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, and broker non-votes are considered stockholders who are present and entitled to vote, and count toward the quorum.

         Shares of Common Stock represented by "broker non-votes" will be treated as present for purposes of determining a quorum, although such shares will not be voted on any matter for which the record holder of such shares lacks the authority to act. Broker non-votes are proxies with respect to shares held in record name by brokers or nominees, as to which (i) instructions have not been received from the beneficial owners; (ii) the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such capacity; and (iii) the record holder has indicated on the proxy card or has otherwise notified the Company that it does not have the authority to vote such shares on that matter.

         Proposal 1 - Election of Director: The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required to elect the nominee for Class I Director.

         Proposal 2 - Adoption of the T-3 Energy Services 2002 Stock Incentive
Plan: The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for approval of the T-3 Energy Services 2002 Stock Incentive Plan.

                        PROPOSAL 1- ELECTION OF DIRECTOR

         At the Annual Meeting, one Class I Director is to be elected to hold office until the third Annual Meeting of Stockholders following his election.

         The persons named in the accompanying proxy have been designated by the Board of Directors and unless authority is withheld, those persons intend to vote for the election of the nominee named below to the Board of Directors as a Class I Director. Joel V. Staff has served as a Class I Director and Chairman of the Board since his appointment to that position on December 19, 2001. Although the Board of Directors does not contemplate that the nominee will become unavailable for election, if such a situation arises before the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person that the Board of Directors nominates, or the size of the Board may be reduced accordingly. For information regarding ownership of Common Stock by the nominee and the other Directors see "Other Information - Security Ownership of Certain Beneficial Owners and Management." Certain information with respect to the Director nominee, each Director whose term of office will continue after the Annual Meeting, and each of the executive officers, is set forth below.


                                        PRINCIPAL POSITION                                 DIRECTOR
           NAME                          WITH THE COMPANY                 AGE                SINCE
           ----                         ------------------                ---              --------
                   CLASS I DIRECTOR WHOSE TERM (IF RE-ELECTED) WILL EXPIRE IN 2005

Joel V. Staff                Chairman of the Board                         58                2001

                          CLASS II DIRECTORS WHOSE TERM WILL EXPIRE IN 2003

Joseph R. Edwards            Director                                      29                2001

Steven W. Krablin            Director                                      52                2001

James M. Tidwell             Director                                      55                2001

                         CLASS III DIRECTORS WHOSE TERM WILL EXPIRE IN 2004

Thomas A. Denison            Director                                      41                2001

Ben A. Guill                 Director                                      51                2001

Michael L. Stansberry        President, Chief Executive Officer            54                2001
                             And Director

NOMINEE FOR CLASS I DIRECTOR

         Joel V. Staff has served as chairman of the board of the Company since his appointment to the Company's board of directors on December 19, 2001. Since 1996, Mr. Staff has served as chairman of the board and from 1993 to 2000 as president of National-Oilwell, Inc., a leading NYSE manufacturer of drilling equipment and a leader in the distribution of oilfield supplies. Previously, Mr. Staff held various management positions with Baker Hughes Inc., a leading NYSE listed oilfield services company.

OTHER DIRECTORS

         Ben A. Guill has served as a director of the Company since December 17, 2001. Mr. Guill served as chairman of the board of the Company from the consummation of the merger between T-3 Energy Services, Inc. and Industrial Holdings, Inc. (which was renamed T-3 Energy Services, Inc.) on December 17, 2001 (referred to in this proxy statement as the "merger") until the appointment of Mr. Staff as chairman of the board on December 19,

2001. Mr. Guill is president of First Reserve Corporation and has served in that capacity since joining that firm in October 1998. Prior to joining First Reserve Corporation, Mr. Guill spent 18 years with Simmons & Company International, a Houston-based, energy-focused investment banking firm, from March 1980 until September 1998, where he served in various capacities last serving as managing director and co-head of investment banking. Mr. Guill is a director of National-Oilwell, Inc., Superior Energy Services, Inc., TransMontaigne, Inc. and Chicago Bridge & Iron Company N.V.

         Joseph R. Edwards has served as a director of the Company since the consummation of the merger on December 17, 2001. Mr. Edwards has served in various capacities at First Reserve Corporation since joining the firm in March 1998 and currently serves as vice president in its Houston office. From July 1995 until March 1998, Mr. Edwards served as a member of the corporate finance team of Simmons & Company International, a Houston-based, energy-focused investment banking firm. Mr. Edwards is a director of Superior Energy Services, Inc.

         Steven W. Krablin has served as a director of the Company since the consummation of the merger on December 17, 2001. From January 1996 to the present, Mr. Krablin has served as vice president and chief financial and accounting officer for National-Oilwell, Inc., a leading NYSE manufacturer of drilling equipment and a leader in the distribution of oilfield supplies. From November 1986 through December 1995, Mr. Krablin was corporate controller and subsequently vice president and chief financial officer of Enterra Corporation, another NYSE listed oilfield service company.

         James M. Tidwell has served as a director of the Company since the consummation of the merger on December 17, 2001. From January 2000 to the present, Mr. Tidwell has served as vice president finance and chief financial officer of WEDGE Group Incorporated, a privately owned investment company with holdings in manufacturing, hotels, commercial real estate and oilfield services. From August 1996 through June 1999, Mr. Tidwell served as executive vice president and chief financial officer of Daniel Industries, Inc., and he served as president of Daniel Measurement & Control from July 1999 until January 2000. Before then, Mr. Tidwell served as vice president and chief financial officer of Hydril Co., from August 1992 until July 1996. Mr. Tidwell is a director of Pioneer Drilling Company.

         Thomas R. Denison has served as a director of the Company since the consummation of the merger on December 17, 2001. Mr. Denison has been a managing director of First Reserve Corporation since he joined the firm in January 1998. Before then, he was a partner in the international law firm of Gibson, Dunn & Crutcher LLP, where he worked for 12 years from August 1986 until January 1998 specializing in corporate securities transactions and mergers and acquisitions.

         Michael L. Stansberry has served as president, chief executive officer and a director of the Company since the consummation of the merger on December 17, 2001. From February 2000 until the merger, Mr. Stansberry served as chief executive officer and president of the former T-3 Energy Services, Inc., which was acquired in the merger. From April 1999 until February 2000, he served as a consultant to First Reserve Corporation formulating and developing the strategy for the former T-3 Energy Services, Inc. Mr. Stansberry was with Continental Emsco Company from September 1995 until April 1999 serving as president and chief operating officer from November 1995 until April 1999. Before then, he was president and chief executive officer of Enterra Oilfield Rental from September 1990 until September 1995.

APPROVAL

         The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required to elect the nominee for Class I Director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE FOR CLASS I DIRECTOR.

OTHER EXECUTIVE OFFICERS

         Michael T. Mino has served as vice president, chief financial officer, treasurer and secretary of the Company since the consummation of the merger on December 17, 2001. From March 2000 until the merger, Mr. Mino served as vice president and chief financial officer of the former T-3 Energy Services, Inc., which was acquired in the merger. From July 1997 until March 2000, he served as chief financial officer, secretary and treasurer of Tulsa Industries, Inc., a manufacturer of oilfield equipment headquartered in Tulsa, Oklahoma. From July 1995 until July 1997, he served as chief financial officer of Intellicard Communications, Inc., a privately held reseller of long distance service. Before then, Mr. Mino was in public accounting for eighteen years with PricewaterhouseCoopers L.L.P., the last six of which he served as a partner in the firm's Business Assurance Division.

         W. Hunt Hodge has served as vice president - human resources of the Company since January 2002. From August 1991 until August 2001, Mr. Hodge served as vice president - administration and from August 1985 until August 1991 he served as manager - administration for Mariner Energy, Inc., and its predecessors, Trafalgar House Oil & Gas and Hardy Oil and Gas, Inc. Mr. Hodge held various management positions with Santa Fe Minerals, Inc. from 1980 through 1985.


COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the forms received by us, we believe that during 2001, all filing requirements applicable to our officers, directors and greater than 10% stockholders were timely met.

BOARD OF DIRECTORS AND COMMITTEE ACTIVITY: STRUCTURE AND COMPENSATION

         Our operations are managed under the broad supervision of the board of directors, which has ultimate responsibility for the establishment and implementation of our general operating philosophy, objectives, goals and policies. From January 1, 2001 through December 17, 2001, the board of directors was comprised of Donald P. Carlin, Robert E. Cone, Andrew Cormier, James W. Kenney, John P. Madden, John L. Thompson, Charles E. Underbrink, and Barbara S. Shuler. During this period in 2001, the board of directors held 13 meetings. Each director attended at least 75% of the meetings held by the board or meetings of board committees of which he or she was a member during his or her tenure in 2001. During this period in 2001, outside directors received an annual fee of $15,000, $1,500 for attendance at board meetings and $500 for attendance at committee meetings, as well as reimbursement for reasonable travel expenses incurred in attending such meetings. During this period in 2001, no options were awarded to the non-employee directors (Messrs. Kenney, Madden, Thompson and Underbrink and Ms. Shuler). Effective as of the consummation of the merger on December 17, 2001, the board of directors was comprised of Messrs. Guill, Carlin, Cone, Denison, Edwards, Krablin, Stansberry, and Tidwell, with Mr. Staff being appointed to the board of directors at a board meeting held on December 19, 2001. Between December 17, 2001 and December 31, 2001, the board of directors held one meeting. No director's fees were paid for this period of 2001. Additionally during this period of 2001, no options were awarded to the non-employee directors (Messrs. Guill, Carlin, Cone, Denison, Edwards, Krablin, Staff and Tidwell).

COMMITTEES OF THE BOARD OF DIRECTORS

         Under delegated authority, various board functions are discharged by the standing committees of the board of directors. The Audit Committee of the board of directors, comprised of Messrs. Madden and Kenney and Ms. Shuler from January 1, 2001 until December 17, 2001, and Messrs. Krablin, Tidwell and Staff from December 17, 2001 through December 31, 2001, makes recommendations to the board of directors concerning the selection and engagement of our independent public accountants and reviews the scope of the annual audit, audit fees and results of the audit. The Audit Committee also reviews and discusses with management and the board of directors such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements.

All members of the Audit Committee are independent directors (as independence is defined in Rule 4200 (a)(15) of the Nasdaq Marketplace rules). The Audit Committee held four meetings in 2001, all of which were held before December 17, 2001.

         The Compensation Committee of the board of directors, comprised of Messrs. Madden, Thompson and Kenney from January 1, 2001 until December 17, 2001, and Messrs. Guill and Denison from December 17, 2001 through December 31, 2001 (with Mr. Staff joining this committee as its chairman effective December 19, 2001), sets the compensation for executive personnel of the Company and administers the Company's stock option and other compensation plans. The Compensation Committee held one meeting in 2001, which was held before December 17, 2001. The board of directors did not have a Nominating Committee during 2001.

   PROPOSAL 2 - APPROVAL OF THE T-3 ENERGY SERVICES 2002 STOCK INCENTIVE PLAN

         In December 2001, the Company (formerly known as Industrial Holdings, Inc.) merged with T-3 Energy Services, Inc. ("Former T-3"), and the Company changed its name to T-3 Energy Services, Inc.

         In the merger, the Company was the surviving corporation. As a result of the merger, the outstanding options to purchase the common stock of Former T-3 (collectively, the "Former T-3 Options") were converted into stock options to purchase shares of the Company's Common Stock pursuant to an exchange formula set forth in the merger agreement.

         Former T-3 previously adopted the "T-3 Energy Services, Inc. 2000 Stock Option Plan" (the "Former T-3 Plan"). The Company previously adopted the "Industrial Holdings, Inc. 1998 Incentive Plan" (the "1998 Plan") and the "Industrial Holdings, Inc. 1994 Amended and Restated Incentive Stock Plan" (the "1994 Plan").

         The outstanding Former T-3 Options as of the merger were assumed under the 1998 Plan at such time. At that time, the Former T-3 Plan was merged into the 1998 Plan but only to the extent necessary for the purpose of construing the applicable terms and conditions of the individual stock option agreements for the outstanding Former T-3 Options to the extent that the specific terms of such agreements incorporated particular provisions of the Former T-3 Plan by reference.

INCENTIVE PLAN SUMMARY

         The following general description of certain features of the T-3 Energy Services 2002 Stock Incentive Plan (the "Incentive Plan") is qualified in its entirety by reference to the Incentive Plan.

         GENERAL. The Board of Directors adopted the Incentive Plan on February 6, 2002, subject to the approval of the stockholders at the Annual Meeting. If approved, the Incentive Plan will be effective as of January 1, 2002. The Incentive Plan represents the amendment and restatement of the 1998 Plan reflecting the reorganization of the plan sponsor and incorporating various other amendments for the benefit of the Company and the participants in the Incentive Plan.

         Effective as of January 1, 2002, the outstanding stock options granted under the 1994 Plan (the "1994 Options") were assumed under the Incentive Plan. At the time of this assumption of the outstanding 1994 Options, the 1994 Plan was merged into the Incentive Plan but only to the extent necessary for the purpose of construing the applicable terms and conditions of the individual stock option agreements for the outstanding 1994 Options to the extent that specific terms of such agreements incorporated particular provisions of the 1994 Plan by reference.

         As of January 1, 2002, all outstanding stock options that were previously granted by Former T-3 and the Company and assumed and continued under the Incentive Plan, shall be subject to the applicable terms and conditions of the Incentive Plan and the individual stock option agreements for each such option grant.

         The Incentive Plan affords the Company the ability to (i) encourage the commitment of selected key employees, consultants and non-employee directors,
(ii) motivate superior performance of key employees, consultants and non-employee directors by means of long-term performance related incentives,
(iii) encourage and provide key employees, consultants and non-employee directors with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company's stockholders,
(iv) attract and retain key employees, consultants and non-employee directors by providing competitive incentive compensation opportunities, and (v) enable key employees, consultants and non-employee directors to share in the long-term growth and success of the Company.

         The Incentive Plan permits the Compensation Committee of the Board of Directors to administer the Incentive Plan, to grant to key employees and consultants of the Company (or its parent or subsidiaries) any or all of the following: Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units and/or Performance Shares, and Other Stock-Based Awards. The Incentive Plan permits the Board of Directors to function as the Committee under the Incentive Plan to grant any or all of the above awards to non-employee members of the Board of Directors of the Company ("Outside Directors"). The terms applicable to these various types of awards, including those terms that may be established by the Committee when making or administering particular awards, are set forth in detail in the Incentive Plan. In addition, the Incentive Plan authorizes the Committee to provide for the payment of an amount necessary to pay the federal and state income tax payable with respect to (i) the exercise of any Nonstatutory Stock Option and/or Stock Appreciation Right, (ii) the vesting of Restricted Stock, (iii) the vesting of Performance Units and/or Performance Shares and (iv) the receipt of the payment with respect to clauses (i), (ii) and (iii).

         SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE. If the Incentive Plan is approved by the Company's stockholders, the number of shares of Common Stock that may be granted under the Incentive Plan, in the form of incentive awards that are granted wholly or partly in Common Stock (including rights or options that may be settled in Common Stock), may not exceed 1,000,000 shares of Common Stock (subject to adjustment as provided in the Incentive Plan). Shares of Common Stock granted pursuant to the Incentive Plan may be either treasury shares, authorized, but unissued, shares, reacquired shares or all of the above.

         ELIGIBILITY. Key employees and consultants of the Company (or its parent or subsidiaries) and Outside Directors of the Company are eligible to participate in the Incentive Plan. The Committee will designate from time to time those employees, consultants and Outside Directors to be granted incentive awards under the Incentive Plan. However, no consultants or Outside Directors are eligible for the grant of any Incentive Stock Option. Further, no employee who owns or would own immediately before the grant of any Incentive Stock Option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or any subsidiary) is eligible for the grant of any Incentive Stock Option. However, the restriction of the preceding sentence does not apply if, at the time an Incentive Stock Option is granted, the exercise price is at least 110% of the Common Stock's fair market value on the grant date and the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the grant date.

         STOCK OPTIONS. The Committee may, from time to time, and upon such terms and conditions not inconsistent with the Incentive Plan as it may determine, grant Stock Options to a participant entitling such participant to purchase shares of Common Stock. Such grant may be of an option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code (the "Code") or a Nonstatutory Stock Option not intended to so qualify. Each grant must specify the purchase price per share for exercising the option. The Committee will have the discretion to determine the exercise price of each Nonstatutory Stock Option granted under the Incentive Plan. The exercise price of each Incentive Stock Option must be equal to or greater than 100% (110% for 10% or greater stockholders) of the fair market value of a share of Common Stock on the date of grant. To the extent that the aggregate fair market value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year exceeds $100,000, the options in excess of the $100,000 limit will be treated as Nonstatutory Stock Options.

         Any grant of a Stock Option shall expire not more than ten years from the grant date. Each grant must specify the period of continuous employment with the Company (or any subsidiary) and/or the achievement of any specific performance objectives that are necessary before the Stock Option will become exercisable, and may provide for the earlier exercise of the Stock Options in the event of a Change in Control of the Company or other similar transaction or event. In the event of the death or disability of the holder of any Stock Option, each then-outstanding vested Stock Option may be exercised at any time within one year after such death or disability or as otherwise specified in the individual's incentive agreement, but in no event after the Stock Option has expired. In the event of the retirement of the holder of any Stock Option, each then-outstanding vested Stock Option may be exercised at any time within six months (three months in the case of any Incentive Stock Option) after such retirement or as otherwise specified in the individual's incentive agreement, but in no event after the Stock Option has expired. In the event of the termination of employment with the Company or service on the Board of Directors by a holder of any Stock Option other than due to death, disability, retirement or for cause, any then-outstanding vested Stock Option of such holder may be exercised at any time within 90 days after such termination or as otherwise specified in the individual's incentive agreement, but in no event after the Stock Option has expired. Finally, in the event of the termination of employment with the Company or service on the Board of Directors by a holder of any Stock Option for cause, all vested and non-vested Stock Options shall immediately expire and shall not be exercisable as of 12:01 a.m. on the date of such termination unless otherwise specified in the individual's incentive agreement.

         The exercise price of any Stock Option is payable (i) in cash or by check acceptable to the Company; (ii) in the discretion of the Committee, by the actual or constructive transfer to the Company of shares of Common Stock which have been owned by the exercising holder for a period of at least six months and having a value at the time of exercise equal to the total exercise price of such option; (iii) in the discretion of the Committee, by the withholding of shares of Common Stock by the Company which would otherwise be acquired on exercise having an aggregate fair market value at the time of exercise equal to the total option price; or (iv) in the discretion of the Committee, by a combination of the foregoing payment methods.

         STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights (i) at the time of grant of a Nonstatutory Stock Option, or at any time thereafter during the term of the Nonstatutory Stock Option with respect to all or any portion of the shares of Common Stock covered by such Nonstatutory Stock Option or (ii) independent of Nonstatutory Stock Options. Any Stock Appreciation Right, whether in tandem with or independent of Nonstatutory Stock Options, will be subject to such terms and conditions and will be exercisable at such times as determined by the Committee. Upon the exercise of a Stock Appreciation Right, the holder may receive cash, shares of Common Stock, or a combination thereof, the aggregate value of which equals the amount by which the fair market value per share of Common Stock on the date of exercise exceeds the exercise price of the Stock Appreciation Right. As specified in the individual incentive agreement, Stock Appreciation Rights may become fully vested and immediately exercisable upon a Change in Control of the Company or other similar transaction or event.

         RESTRICTED STOCK. An award of Restricted Stock involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of Common Stock, generally in consideration of the performance of services. The participant may be entitled immediately to voting and other ownership rights in the shares. The transfer may be made without additional consideration or for consideration in an amount that is less than, equal to or greater than the fair market value of the shares on the grant date, as the Committee may determine as specified in the individual's incentive agreement.

         Restricted Stock must be subject to one or more restrictions, including, without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of Code Section 83 for a period to be determined by the Committee and/or a restriction on the participant's dividend rights for the period during which the forfeiture provisions are in place. In order to enforce these restrictions, the transferability of Restricted Stock will be prohibited or restricted in a manner and to the extent prescribed by the Committee for the period during which the forfeiture provisions are to continue. As specified in the participant's incentive agreement, there may be a shorter period during which the restrictions are to apply in the event of the participant's death, disability, or retirement, or a Change in Control of the Company or other similar transaction or event.

         PERFORMANCE UNITS AND/OR PERFORMANCE SHARES. A participant may be granted any number of Performance Units and/or Performance Shares that may reward accomplishment of one or more specific financial or non-financial performance objectives established by the Committee over a specified performance period. For each performance period, the Committee shall establish the number of Performance Units or Performance Shares and their contingent values which may vary depending on the degree to which the performance criteria established by the Committee are met. Performance Units and/or Performance Shares may be paid in cash, shares of Common Stock or in any combination thereof. As specified in the individual's incentive agreement, the performance period may be subject to accelerated termination and the performance criteria deemed satisfied in the event of a Change in Control of the Company or other similar transaction or event.

         OTHER STOCK-BASED AWARDS. Other Stock-Based Awards are awards denominated or payable in, or valued in whole or in part by reference to, shares of Common Stock. The Committee may determine the terms and conditions of Other Stock-Based Awards provided that, in general, the amount of consideration to be received by the Company shall be either (i) no consideration other than services actually rendered (in the case of authorized and unissued shares) or to be rendered, or (ii) in the case of an Other Stock-Based Award in the nature of a purchase right, consideration (other than services rendered or to be rendered) at least equal to 25% of the fair market value of the shares covered by such grant on the grant date. Other Stock-Based Awards may be paid or settled in shares of Common Stock or in other consideration related to such shares, in a single payment or in installments on such dates as determined by the Committee, as specified by the Committee in such grant. As specified in the individual's incentive agreement, any criteria, periods or goals for vesting in Other Stock-Based Awards may be deemed satisfied and any restriction period on Other Stock-Based Awards terminated in the event of a Change in Control of the Company or other similar transaction or event.

         ADMINISTRATION AND AMENDMENTS. The Incentive Plan is to be administered by the Compensation Committee of the Board of Directors, except with respect to matters involving the Outside Directors for which the Board of Directors will function as the Committee. The Committee has the authority under the Incentive Plan to delegate any or all of its duties and authority under the Incentive Plan to designated officers or other employees of the Company pursuant to such conditions as the Committee may establish.

         The Committee is authorized to interpret the Incentive Plan and related agreements and documents, to make grants to participants under any or a combination of all of the various categories of incentive awards that are authorized under the Incentive Plan, to establish, amend and waive any rules and regulations relating to the Incentive Plan, and to make all determinations necessary or advisable for the administration of the Incentive Plan. The Board of Directors may, from time to time, amend the Incentive Plan in any manner without further approval of the stockholders except where so required by the terms of the Incentive Plan, applicable law or the rules and regulations of a national securities exchange.

         ADJUSTMENTS. The maximum number of shares of Common Stock that may be issued or transferred under the Incentive Plan, the number of shares of Common Stock covered by outstanding Stock Options and Restricted Stock, and the exercise price and the kind of shares specified therein, are subject to adjustment by the Board of Directors to reflect any stock splits, stock dividends, spin-offs, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Incentive Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code, the Treasury Regulations, and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

         NONSTATUTORY STOCK OPTIONS. In general: (i) no income will be recognized by an optionee at the time a Nonstatutory Stock Option is granted;
(ii) at the time of exercise of a Nonstatutory Stock Option, ordinary income will be recognized by the optionee in an amount equal to the excess, if any, of the fair market value of the Common Stock on the date of exercise over the exercise price, if the Common Stock is unrestricted; and (iii) at the time of sale of shares acquired pursuant to the exercise of a Nonstatutory Stock Option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. Such long-term capital gain may be eligible for reduced rates if applicable holding period requirements are satisfied.

         The total number of shares of Common Stock subject to Stock Options granted to any one participant during any calendar year may be limited under the Incentive Plan for the purpose of qualifying any compensation realized upon the exercise of such Stock Options as "performance-based compensation" as defined in Code Section 162(m) in order to preserve tax deductions for the Company with respect to any such compensation in excess of $1,000,000 paid to "Covered Employees" (as defined in the Incentive Plan).

         INCENTIVE STOCK OPTIONS. No income generally will be recognized by an optionee under the grant or exercise of an Incentive Stock Option. If shares of Common Stock are issued to an optionee pursuant to the exercise of an Incentive Stock Option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.

         If shares of Common Stock acquired upon the exercise of Incentive Stock Options are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

         As with Nonstatutory Stock Options, the total number of shares of Common Stock subject to Incentive Stock Options granted to any one participant during any calendar year may be limited under the Incentive Plan for the purpose of qualifying any compensation realized upon exercise of such Stock Options as "performance-based compensation" as defined in Code Section 162(m).

         STOCK APPRECIATION RIGHTS. No income will be recognized by a participant in connection with the grant of a Stock Appreciation Right, whether in tandem with or independent of Nonstatutory Stock Options. When a Stock Appreciation Right is exercised, the participant normally will be required to recognize ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

         RESTRICTED STOCK. A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Stock reduced by any amount paid by the recipient at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code
Section 83(b) within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Code Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

         Awards of Restricted Stock to "Covered Employees" may not qualify as "performance-based compensation" and may thus be subject to the limitation on deductibility under Code Section 162(m).

         PERFORMANCE UNITS AND/OR PERFORMANCE SHARES. No income generally will be recognized upon the grant of Performance Units and/or Performance Shares. Upon payment in respect of the earn-out of Performance Units and/or Performance Shares, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Common Stock received. Any further gain or loss realized by the participant on the sale of the Common Stock generally will be taxed as short-term or long-term capital gain or loss depending on the holding period.

         Performance Units and Performance Shares to "Covered Employees" may not qualify as "performance-based compensation" and may thus be subject to the limitation on deductibility under Code Section 162(m).

         SPECIAL RULES APPLICABLE TO OFFICERS AND DIRECTORS. In limited circumstances where the sale of shares of Common Stock received as a result of a grant or award could subject an officer or director to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election under Code Section 83(b) has been made, the principal difference (in cases where the officer or director would otherwise be currently taxed upon his or her receipt of shares of Common Stock) usually will be to postpone valuation and taxation of the shares of Common Stock received for so long as the sale of shares could subject the officer or director to suit under Section 16(b), but no longer than six months.

TAX CONSEQUENCES TO THE COMPANY

         To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Code Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under Code Section 162(m).

         If a participant's rights under the Incentive Plan are accelerated as a result of a Change in Control and the participant is a "disqualified individual" under Code Section 280G, the value of any such accelerated rights received by such participant may be included in determining whether such participant has received an "excess parachute payment" under Code Section 280G, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the participant on the value of such accelerated rights, and (ii) the loss by the Company of its compensation deduction.

PARTICIPATION IN THE 2002 STOCK INCENTIVE PLAN

         The grant of incentive awards under the Incentive Plan to employees, consultants and outside directors, including the Named Executive Officers, is subject to the discretion of the Board of Directors. As of the date of this proxy statement, there has been no determination by the board with respect to future awards under the Incentive Plan. Accordingly, future awards are not determinable. The following table sets forth information with respect to previous grants of options to the Named Executive Officers and the other individuals and groups indicated since the Incentive Plan was adopted. No associate of any of such individuals has been granted options under the Incentive Plan.

                                  PLAN BENEFITS
                            2002 STOCK INCENTIVE PLAN

                                                                     SHARES OF COMMON          WEIGHTED AVERAGE
                                                                     STOCK UNDERLYING           EXERCISE PRICE
                      NAME AND POSITION                                OPTION GRANTS             PER SHARE ($)
                      -----------------                              ----------------          ----------------
Michael L. Stansberry                                                      123,176                 $ 11.86
President and Chief Executive Officer

Michael T. Mino                                                             44,605                 $ 12.06
Vice President, Chief Financial Officer,
   Treasurer and Secretary

Robert E. Cone                                                              29,000                 $ 36.96
Former President and Chief Executive Officer

Titus H. Harris, III                                                        25,000                 $ 12.50
Former Executive Vice President and
   Chief Financial Officer

Christine A. Smith                                                          24,875                 $ 23.17
Former Executive Vice President and
   Chief Accounting Officer

Joel V. Staff                                                               26,500                 $  9.50
Current Director and Nominee for Director

Andrew Cormier                                                              26,500                 $ 33.30
Recipient of More Than 5% of Total Options Granted

Bobby J. Corte, Jr.                                                         41,530                 $ 10.28
Recipient of More Than 5% of Total Options Granted

All current executive officers as a group (3 persons)                      177,781                 $ 11.78

All current directors who are not executive officers as                     89,134                 $ 18.44
a group (8 persons)

All employees, including all current officers who are                      227,640                 $ 18.67
not executive officers, as a group

MARKET VALUE OF THE SECURITIES

         The market value of the Common Stock is $8.55 per share, based on the closing price of the Common Stock on April 11, 2002.

REQUIRED VOTE

         The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for approval of the 2002 Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE T-3 ENERGY SERVICES 2002 STOCK INCENTIVE PLAN.

                                OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth certain information regarding the beneficial ownership of Common Stock at April 11, 2002, by (i) each person known to us to beneficially own more than 5% of our Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

                         NAME OF                                  NUMBER OF SHARES              PERCENTAGE OF
                    BENEFICIAL OWNER                            BENEFICIALLY OWNED(1)               CLASS
                    ----------------                            ---------------------           -------------
First Reserve Fund VIII, L.P.(2)
600 Travis, Suite 6000
Houston, Texas 77002.................................                  8,617,805                    79.1%

St. James Capital Partners, L.P.(3)
4295 San Felipe, Suite 200
Houston, Texas 77027.................................                    114,153                     1.1%

SJMB, L.P.(4)
4295 San Felipe, Suite 200
Houston, Texas 77027.................................                    752,259                     7.0%

DIRECTORS AND EXECUTIVE OFFICERS:
Michael L. Stansberry(5).............................                     51,979                       *
Michael T. Mino(6)...................................                     14,964                       *
W. Hunt Hodge........................................                         --                       *
Steven W. Krablin(7).................................                     15,121                       *
Thomas A. Denison(8).................................                         --                       *
Joseph R. Edwards(8).................................                         --                       *
Ben A. Guill(8)......................................                         --                       *
Joel V. Staff .......................................                         --                       *
James M. Tidwell ....................................                      1,000                       *
Donald P. Carlin(9)..................................                     79,100                       *
Robert E. Cone(10)...................................                     84,204                       *
Titus H. Harris, III(11).............................                     26,700                       *
Christine A. Smith(12)...............................                     35,441                       *
All directors and executive officers
as a group (11 persons)(1) and(5)-(10)...............                  8,864,173                    80.6%

----------

*Less than 1%

(1) Subject to community property laws where applicable, each person has sole voting and investment power with respect to the shares listed, except as otherwise specified. Each person is a United States citizen. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission.

(2) Includes 247,863 shares that may be acquired upon the exercise of warrants exercisable within 60 days. First Reserve Corporation is the general partner of the general partner of First Reserve Fund VIII, L.P. Ben A. Guill, William E. Macaulay and John A. Hill, are the directors of First Reserve Corporation. The executive officers of First Reserve Corporation are Mr. Macaulay -- chairman, chief executive officer and managing director; Mr. Guill -- president and managing director; Mr. Hill -- vice chairman and managing director; Thomas R. Denison -- general counsel, secretary and managing director; J. Will Honeybourne -- managing director; Thomas J. Sikorski -- managing director; and Jennifer G. Kornfield -- vice president, treasurer and controller. Each of Hardy Murchison, Alex Kruger, Timothy H. Day and Joseph R. Edwards is a vice president of First Reserve Corporation. Each of these individuals disclaims beneficial ownership of the shares held by First Reserve Fund VIII.

(3) Includes 20,000 shares that may be acquired upon the exercise of warrants exercisable within 60 days. These warrants are owned by St. James Capital Corp., an affiliate of St. James Capital Partners, L.P. St. James Capital Corp. is the sole general partner of St. James Capital Partners, L.P. The directors of St. James Capital Corp. are Charles E. Underbrink and John L. Thompson and the executive officers of St. James Capital Corp. are Mr. Underbrink, chief executive officer, and Mr. Thompson, president. Messrs. Thompson and Underbrink disclaim beneficial ownership of the shares owned by St. James Capital Corp. and St. James Capital Partners, L.P.

(4) Includes 95,000 shares that may be acquired upon the exercise of warrants exercisable within 60 days. SJMB, L.L.C., a Delaware limited liability company, is the sole general partner of SJMB, L.P. The directors of SJMB, L.L.C. are Messrs. Underbrink and Thompson, and its executive officer is Mr. Thompson. Messrs. Thompson and Underbrink disclaim beneficial ownership of the shares owned by SJMB, L.P. and SJMB, L.L.C.

(5) Includes 28,290 shares that may be acquired upon the exercise of stock options and 977 shares that may be acquired upon the exercise of warrants that are exercisable within 60 days.

(6) Includes 11,174 shares that may be acquired upon the exercise of stock options and 156 shares that may be acquired upon the exercise of warrants that are exercisable within 60 days.

(7) Includes 908 shares that may be acquired upon the exercise of stock options and 586 shares that may be acquired upon the exercise of warrants that are exercisable within 60 days.

(8) Although each of Messrs. Denison, Edwards and Guill is a director or officer of First Reserve Corporation, the general partner of the general partner of First Reserve Fund VIII, each of them disclaims beneficial ownership of the shares held by First Reserve Fund VIII, L.P.

(9) Includes 5,000 shares that may be acquired upon the exercise of stock options that are exercisable within 60 days.

(10) Includes 29,000 shares that may be acquired upon the exercise of stock options that are exercisable within 60 days and 30,000 shares that may be acquired upon the exercise of warrants that are exercisable within 60 days. Also includes 1,350 shares held in trust for persons related to Mr. Cone for which Mr. Cone is the executor of the trusts and for which Mr. Cone is deemed to have beneficial ownership.

(11) Mr. Harris is the former executive vice president and chief financial officer of the Company. Includes 25,000 shares that may be acquired upon the exercise of stock options that are exercisable within 60 days.

(12) Ms. Smith is the former executive vice president and chief accounting officer of the Company. Includes 19,875 shares that may be acquired upon the exercise of stock options that are exercisable within 60 days.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table provides certain summary information covering compensation paid or accrued during 2001, 2000 and 1999, as applicable, to our chief executive officer and certain other executive officers (the "Named Executive Officers").

                                                                              LONG TERM
                                                                            COMPENSATION
                                                                             AND AWARDS
                                                                       -----------------------
                                           ANNUAL COMPENSATION         RESTRICTED   SECURITIES
                                    --------------------------------      STOCK     UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR      SALARY ($)   BONUS ($)   AWARDS ($)     OPTIONS       COMPENSATION ($)
---------------------------         ----      ----------   ---------   ----------   ----------      ----------------
Michael L. Stansberry.......        2001         8,333      75,000            --            --                  --
   President and Chief
   Executive Officer(1)

Michael T. Mino.............        2001         6,875      41,250            --            --                  --
   Vice President, Chief
   Financial Officer,
   Treasurer and Secretary(1)

Robert E. Cone..............        2001       250,000      10,000            --            --           1,000,000(2)
   Former President and             2000       250,000          --       113,000        30,000             555,000(3)
   Chief Executive Officer(2)       1999       250,000      18,800            --         9,000              92,300(3)

Titus H. Harris, III........        2001       175,000      10,000            --            --             175,000(4)
   Former Executive Vice            2000       139,813          --            --        25,000                  --
   President and Chief
   Financial Officer(4)

Christine A. Smith..........        2001       166,000      30,000            --            --             498,000(5)
   Former Executive Vice            2000       166,000          --        68,000        12,000             380,490(6)
   President and Chief              1999       160,000      18,800            --         6,000              35,167(6)
   Accounting Officer(5)

----------

(1) Messrs. Stansberry and Mino became officers of the Company on December 17, 2001, the date of the merger.

(2) Mr. Cone resigned on December 17, 2001 in connection with the merger. Upon closing of the merger and termination of Mr. Cone's employment contract, Mr. Cone's designee was paid $1,000,000.

(3) Represents fringe benefits of $4,800 and debt forgiveness of $87,500 in 1999, and fringe benefits of $3,000 and debt forgiveness of $552,000 in 2000 for Mr. Cone. Also, included in these numbers is a stock grant to Mr. Cone of 10,000 shares in 2000 valued at $113,000.

(4) Mr. Harris resigned on December 17, 2001 in connection with the merger. Upon closing of the merger, Mr. Harris was entitled to receive $175,000.

(5) Ms. Smith resigned as an officer of the Company on December 17, 2001 in connection with the merger. Upon closing of the merger, Ms. Smith was entitled to receive $498,000.

(6) Represents fringe benefits of $6,000 and debt forgiveness of $19,167 in 1999, and debt forgiveness of $378,000 in 2000 for Ms. Smith. Also, included in these numbers is a stock grant to Ms. Smith of 6,000 shares in 2000 valued at $68,000.

         OPTION EXERCISES DURING 2001 AND YEAR END OPTION VALUES. The following table sets forth information on unexercised options and the value of in-the-money, unexercised options held by the Named Executive Officers at December 31, 2001. No options were exercised by the Named Executive Officers in 2001. None of the options held by the Named Executive Officers were in-the-money as of December 31, 2001.

                                                                                       NUMBER OF SECURITIES
                                                                                            UNDERLYING
                                                                                       UNEXERCISED OPTIONS
                                                                                      AT FISCAL YEAR END (#)
                                                                                   ----------------------------
NAME                                                                               EXERCISABLE    UNEXERCISABLE
----                                                                               -----------    -------------
Michael L. Stansberry...................................................             28,290          94,886
Michael T. Mino.........................................................             11,174          33,431
Robert E. Cone..........................................................             29,000              --
Titus H. Harris, III....................................................             25,000              --
Christine A. Smith......................................................             19,875              --

EMPLOYMENT AGREEMENTS

         T-3 has employment agreements with Michael L. Stansberry, its president and chief executive officer, Michael T. Mino, its vice president, chief financial officer, treasurer and secretary, and W. Hunt Hodge, its vice president of human resources. The agreements are for a one-year term commencing February 2000 for Mr. Stansberry, March 2000 for Mr. Mino, and January 2002 for Mr. Hodge, and are automatically renewed at the end of each calendar month such that the remaining term of the agreement is always one year. The employment agreements provide for annual base salaries of $200,000 for Mr. Stansberry, $165,000 for Mr. Mino, and $120,000 for Mr. Hodge. Each of the agreements contains non-competition covenants for two years after termination of the agreement and standard confidentiality covenants with respect to T-3's trade secrets. The agreements also provide for monthly severance payments (1) for a period of one year equal to the employee's monthly base salary on termination of employment by T-3 other than due to death, disability or cause (as defined in the agreements) and (2) for a period of two years equal to the employee's monthly base salary, if, within 18 months of a change of control transaction (including the merger), the executive has a material demotion in his title or responsibilities or is transferred outside of Houston, Texas, and the executive resigns within 60 days after that demotion or transfer.

         Robert E. Cone was employed by the Company under an employment agreement with a four-year term, which automatically renewed annually. Upon closing of the merger and termination of his employment contract with the Company, Mr. Cone's designee was paid $1 million.

         Titus H. Harris, III had an employment letter with the Company providing for a severance payment upon a change of control equal to his annual salary. In January, 2002, Mr. Harris received $175,000 as severance.

         Christine A. Smith had an employment letter with the Company providing for payment to her of severance upon a change of control equal to three times her annual salary. As a result of the merger, Ms. Smith is entitled to receive $498,000.

PERFORMANCE GRAPH

         The following performance graph compares the performance of our Common Stock to the NASDAQ Composite Index, to the Index of NASDAQ Industrial Companies and to the S&P Oil & Gas (Drilling & Equipment) Index. Historically, we have used the Index of NASDAQ Industrial Companies as a basis of comparison to the performance of our stock. However, with the divestiture by the Company of its non-energy based operations, we believe that the S&P Oil & Gas (Drilling & Equipment) Index is more comparable. The graph covers the period from December 31, 1996 to December 31, 2001.


                                                                            S&P Oil & Gas
                                     NASDAQ               NASDAQ            (Drilling and
                                    Composite           Industrial           Equipment)              TTES
                                    ---------           ----------          -------------            ----
       Dec. 31, 1996                  100.00              100.00               100.00               100.00
       Dec. 31, 1997                  121.64              110.04               152.01               111.24
       Dec. 31, 1998                  169.84              117.54                85.76                78.65
       Dec. 31, 1999                  315.20              201.78               115.49                23.04
       Dec. 31, 2000                  191.36              133.65               155.48                 9.56
       Dec. 31, 2001                  151.07              125.19               104.49                 9.66



                                     [Graph]

COMPENSATION COMMITTEE REPORT

         The compensation committee of the board of directors has furnished the following report on executive compensation for 2001:

         Compensation for the executive officers for 2001 was determined based on the contractual terms of the officers' employment agreements and bonus plans approved by the former T-3 Energy Services, Inc. board of directors. Bonus compensation is determined based upon achievement of certain specified company earnings targets. The compensation committee held no meetings in 2001 and made no determinations as to the compensation of former Industrial Holdings, Inc. executive officers.

     For future periods, under the supervision of the committee, the Company will develop and implement compensation policies, plans and programs designed to enhance the profitability of the Company, and therefore stockholder value, by aligning closely the financial interests of the Company's senior executives with those of its stockholders. The committee has adopted the following objectives as guidelines for making its compensation decisions:

- provide a competitive total compensation package that enables the Company to attract and retain key executives.

- integrate all compensation programs with the Company's annual and long-term business objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

- provide variable compensation opportunities that are directly linked to the performance of the Company and that align executive remuneration with the interests of stockholders.

         Executive base compensation for senior executives is intended to be competitive with that paid in comparably situated industries and to provide a reasonable degree of financial security and flexibility to those individuals who the board of directors regards as adequately performing the duties associated with the various senior executive positions. In furtherance of this objective, the compensation committee periodically, though not necessarily annually, reviews the salary levels of a sampling of companies that are regarded by the compensation committee as having sufficiently similar financial and operational characteristics to provide a reasonable basis for comparison. Although the compensation committee does not attempt to specifically tie executive base pay to that offered by any particular sampling of companies, the review provides a useful gauge in administering the Company's base compensation policy. In general, however, the compensation committee considers the credentials, length of service, experience, and consistent performance of each individual senior executive when setting compensation levels.

         To ensure retention of qualified management, the Company entered into an employment agreement with its president and chief executive officer. The employment agreement established annual base salary amounts that the committee may increase based on the foregoing criteria.

         The T-3 Energy Services 2002 Stock Incentive Plan is intended to provide key employees (including executive officers) of the Company and its subsidiaries, with a continuing proprietary interest in the Company, with a view to increasing the interest in the Company's welfare of those personnel who share the primary responsibility for the management and growth of the Company. Moreover, the T-3 Energy Services 2002 Stock Incentive Plan provides a significant non-cash form of compensation that is intended to benefit the Company by enabling it to continue to attract and to retain qualified personnel.

         The compensation committee is authorized to make incentive equity awards under the incentive plan to key employees, including officers (whether or not they are also directors), of the Company and its subsidiaries. Although the incentive awards are not based on any one criterion, the compensation committee will direct particular attention to management's ability to implement the Company's strategy of geographic expansion through acquisition followed by successful integration and assimilation of the acquired companies. In making incentive awards, the compensation committee will also consider margin improvements achieved through management's realization of operational efficiencies, as well as revenue and earnings growth. During 2001, no stock options to purchase shares of common stock were awarded to any of the Company's executive officers.

              2001 COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                             JOEL V. STAFF, CHAIRMAN
                                THOMAS A. DENISON
                                  BEN A. GUILL


AUDIT COMMITTEE REPORT

         The audit committee of the board of directors is composed of three independent directors appointed by the board of directors (each of whom is independent under applicable Nasdaq Marketplace rules) and operates under a written charter adopted by the board of directors on May 18, 2000. The audit committee recommends to the board of directors the selection of the Company's independent auditors.

         Management is responsible for the Company's internal accounting and financial controls, the financial reporting process, the internal audit function and compliance with its legal and ethics programs. The Company's independent auditors are responsible for performing an independent audit of its consolidated financial statements in accordance with generally accepted auditing standards and for issuance of a report thereon. The audit committee's responsibility is to monitor and oversee these processes and report its findings to the full board of directors.

         In this context, the audit committee has met and held discussions separately, and jointly with each of management and the independent auditors. Management represented to the audit committee that the Company's consolidated financial statements were prepared according to generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The audit committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         In connection with new standards for independence of the Company's external auditors promulgated by the SEC, during 2002, the audit committee will undertake to consider in advance of the provision of any non-audit services by the Company's independent auditors whether the provision of such services is compatible with maintaining the independence of the Company's external auditors.

         The Company's independent auditors also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and the audit committee discussed with the independent auditors that firm's independence.

         Based on the audit committee's discussions with management of the Company and the independent auditors and the audit committee's review of the representation of management and the report of the independent auditors, the audit committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the SEC.

                 2001 AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                           STEVEN W. KRABLIN, CHAIRMAN
                                  JOEL V. STAFF
                                JAMES M. TIDWELL

PRINCIPAL ACCOUNTING FIRM FEES

         The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2001 by the Company's principal accounting firm, Arthur Andersen LLP:

             Audit Fees(a)........................................................       $   300,000
             All Other Fees
                Audit Related(b)(c)...............................................           124,000
                Non-Audit Related(b)(d)...........................................            49,000
                                                                                         -----------
                  Total All Other Fees............................................           173,000
                                                                                         -----------

             Total Fees...........................................................       $   473,000
                                                                                         ===========

(a) Represents fees for the fiscal 2001 audit of T-3 Energy Services, Inc.'s consolidated financial statements.

(b) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

(c) Represents fees related to merger completed in December 2001 and SEC filings.

(d)  Represents fees related to tax advisory services.

CHANGE IN CONTROL

         On December 17, 2001, the Company, formerly Industrial Holdings, Inc., a Texas corporation ("IHI"), consummated a merger (the "merger") with T-3 Energy Services, Inc. ("Former T-3"), with the Company being the surviving corporation. Following the merger, IHI was reincorporated in Delaware under the name of "T-3 Energy Services, Inc." (the "reincorporation"). Pursuant to the merger, persons designated by Former T-3 assumed six of the eight positions on the Company's board of directors. In addition, First Reserve Fund VIII, L.P. ("First Reserve"), the majority stockholder of Former T-3, acquired beneficial ownership of 76.9% of the Common Stock of the Company. As of April 11, 2002, First Reserve beneficially owned 79.1% of the Company's Common Stock. First Reserve received its beneficial ownership in the Company's Common Stock based on its prior holdings of Former T-3 common stock surrendered in the merger, and pursuant to the acquisition of 1,000,000 shares of Common Stock in March 2002 for $10,000,000 in cash consideration. Prior to the merger, the Company did not have a majority shareholder.

INDEPENDENT AUDITORS

         On December 19, 2001, we determined, pursuant to the authority and approval of T-3's board of directors, and upon the recommendation of its audit committee, to dismiss Deloitte & Touche LLP ("Deloitte"), who were previously engaged as the independent accountant to audit the consolidated financial statements of IHI prior to the merger. The decision to dismiss Deloitte was related to the closing of the merger. After the merger, T-3 made the decision to engage Arthur Andersen LLP ("AA"), the independent accountant of Former T-3. Deloitte's report on IHI's financial statements for each of the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principle; however, Deloitte's report did include an explanatory paragraph related to the uncertainty of IHI's ability to continue as a going concern. During IHI's two most recent fiscal years and subsequent interim period preceding the dismissal of Deloitte, there were no disagreements with Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte would have caused them to make a reference to the subject matter of the disagreement(s) in connection with their report. During IHI's two most recent fiscal years and subsequent interim period preceding the dismissal of Deloitte, there have been no reportable events. T-3 has authorized Deloitte to respond fully to any inquiries by AA.

         No formal action is proposed to be taken at the Annual Meeting with respect to the continued employment of AA, and no such action is legally required. A representative of AA is expected to be at the annual meeting. The representative will have the opportunity to make a statement at the meeting if he or she wishes, and will be available to respond to appropriate questions.

CERTAIN TRANSACTIONS

         In connection with the purchase of Moores Pump and Services, Inc. in 1998, the Company entered into a lease agreement with Crossroads Investments L.L.C., a Louisiana limited liability company owned by Donald P. Carlin, who is a member of the T-3 board of directors, for the Moores facility located in Broussard, Louisiana. The lease expires in 2010. Rental payments are $480,000 annually.

         In connection with the purchase of Manifold Valve Services, Inc. in 1998, the Company entered into a lease agreement with Andrew and Carolyn Cormier for the Manifold Valve facility located in Jennings, Louisiana. Mr. Cormier was a member of the Company's board of directors until his resignation from the board in connection with the merger. Mr. Cormier is currently president of our subsidiary, Manifold Valve Services, Inc. The lease agreement is currently on a month-to-month basis, with rental payments of $7,000 per month.

         In connection with the purchase of partnership interests in OF Acquisition, L.P. in 2000 and as part of the purchase price, the Company entered into two $3.45 million secured subordinated notes with SJMB, L.P. Two of the Company's former directors, John L. Thompson and Charles E. Underbrink, are the sole directors of SJMB, L.P. The notes bore interest at an annual rate of 11% and were convertible into shares of the Company's common stock ($3.45 million convertible any time at $11.50 per share and $3.45 million convertible after one year at $20.00 per share). On June 29, 2001, SJMB converted the first note, including all accrued interest on that note, into 328,416 shares of our Common Stock. Upon the completion of the merger on December 17, 2001, the Company paid SJMB $350,000 of accrued interest on the second note, and SJMB converted all of the remaining principal and accrued interest into 289,708 shares or the number of shares of our Common Stock equal to the number of shares calculated by dividing the principal and interest that would have been outstanding at the merger date if no amounts under the two notes had been previously paid or converted divided by $12.80, less the 328,416 shares previously issued in connection with the conversion of the first note.

         Prior to the merger, the Company sold its subsidiary, Beaird Industries, Inc., to Messrs. Carlin and Cone, directors of the Company. The Company received a $3.5 million note receivable from Beaird as part of the $9.5 million purchase price. The subordinated promissory note bears interest at 10%. Interest payments are due in twelve quarterly installments beginning in April 2002 with a final payment in December 2004 of all outstanding principal and interest.

                              COST OF SOLICITATION

         We will bear the costs of the solicitation of our proxies in connection with the Annual Meeting. In addition to the use of mail, proxies may be solicited by our directors, officers and regular employees, in person or by telephone or other means of communication. Our directors, officers and employees will not be compensated additionally for such solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. We are also making arrangements with brokerage houses and other custodians, nominees and fiduciaries for the delivery of solicitation material to the beneficial owners of Common Stock, and we will reimburse those brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with such services.

                              STOCKHOLDER PROPOSALS

         We must receive proposals by stockholders intended to be presented at the 2003 Annual Meeting of Stockholders at 13111 Northwest Freeway, Suite 500, Houston, Texas 77040, Attention: Michael T. Mino, for inclusion in our proxy statement and form of proxy relating to that meeting no later than December 18, 2002 unless the date of the 2002 Annual Meeting is changed by more than 30 days from May 29, 2002, in which case the deadline is a reasonable time prior to the time we begin to print and mail out proxy materials.

         A stockholder who wishes to make a proposal at the 2003 Annual Meeting of Stockholders without complying with the requirements of Rule 14a-8 (and therefore without including the proposal in our proxy materials) must notify us of that proposal within a reasonable time before the meeting is held. If a stockholder fails to timely give notice, then the persons named as proxies in the proxy cards solicited by our board of directors for that meeting will be entitled to vote the proxy cards held by them regarding that proposal, if properly raised at the meeting, in their discretion or as directed by our management.

                                  OTHER MATTERS

         Management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed proxy form to vote in accordance with their best judgment on such other matters.

         A copy of our 2001 Annual Report to Stockholders, which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2001, accompanies this proxy statement.

         Notwithstanding any reference in prior or future filings by the Company with the SEC that purport to incorporate this proxy statement by reference into another filing, such incorporation shall not include any material herein under the captions "Other Information - Compensation Committee Report"; and "Other Information - Performance Graph."


                                       BY ORDER OF THE BOARD OF DIRECTORS,




                                       MICHAEL T. MINO
                                       Vice President, Chief Financial Officer,
                                       Treasurer and Secretary


April 23, 2002

                                                            Please mark
                                                            your votes as   [X]
                                                            indicated in
                                                            this example

1.    Election of Class I Director of Joel V. Staff

Instructions:   to  withhold  authority,  to  vote  for  the
nominee, write that nominee's name on the line provided below.

____________________________________________________________

2.    Approval  of  the  T-3  Energy   Services  2002  Stock
      Incentive Plan.

3. In their discretion, on such other matters as may properly come before this meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

       FOR the nominee                            WITHHOLD
       listed at left                            AUTHORITY
      (except as marked                   to vote for the nominee
       to the contrary)                        listed at left
           [ ]                                      [ ]
           FOR                AGAINST             ABSTAIN
           [ ]                  [ ]                 [ ]
           FOR                AGAINST             ABSTAIN
           [ ]                  [ ]                 [ ]

THE BOARD OF DIRECTORS  RECOMMENDS A VOTE FOR THE  PROPOSALS
ABOVE AND IF NO  SPECIFICATION  IS MADE,  THE SHARES WILL BE
VOTED FOR SUCH PROPOSALS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the proxy statement furnished herewith.

Dated_________________________________________________, 2002

____________________________________________________________
                   Stockholder's Signature

____________________________________________________________
                   Stockholder's Signature

____________________________________________________________

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owners should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

                PLEASE SIGN AND RETURN IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                               Form of Proxy Card
                            T-3 ENERGY SERVICES, INC.

                This Proxy is Solicited by the Board of Directors
         For the Annual Meeting of Stockholders to be Held May 29, 2002

     The undersigned stockholder of T-3 Energy Services, Inc. (the "Company") hereby appoints Michael T. Mino and Michael L. Stansberry, or either one or both of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of T-3 Energy Services, Inc. to be held at the Crowne Plaza Hotel, 12801 Northwest Freeway, Regency Room, Houston, Texas, 77040, on Wednesday May 29, 2002, at 10:00 a.m. (Houston Time), and at any adjournments of said meeting, all of the shares of common stock in the name of the undersigned or which the undersigned may be entitled to be vote.

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                                 EXHIBIT INDEX


Exhibit A -- T-3 Energy Services 2002 Stock Incentive Plan
             (as effective January 1, 2002)